UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2012

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania		17543
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangement of Certain Officers

On June 19, 2012, upon recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of Susquehanna Bancshares, Inc. (“Susquehanna”), after thorough evaluation, the Board of Directors of Susquehanna (the “Board”) approved the following matters with respect to the named executive officers of Susquehanna set forth below (the “NEOs”).

The Board, upon recommendation of the Committee, awarded certain discretionary cash incentive awards (the “Cash Awards”) and restricted stock unit awards (“Stock Unit Awards”) to the NEOs. The Awards were made based on the NEOs’ performance for the first 6 months of calendar year 2012 and are also intended to provide a retention incentive. Specifically, the following performance factors were considered in its decision to make the Cash Awards and the Stock Unit Awards:

•

The successful operational integration of Tower Bancorp. Inc. (“Tower”) into Susquehanna in connection with the consummation of the acquisition of Tower, including the integration of Tower’s operating systems;

•	$30 million in cost savings at Susquehanna associated with the acquisition of Tower;

•	The successful deployment during the Tower acquisition of the excess capital acquired in connection with the acquisition of Abington Bancorp, Inc.; and

•	The successful retention and integration of key Tower employees and customers.

The Cash Awards and the Stock Unit Awards are discretionary awards, are not for calendar year 2011 performance and are not intended to meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Cash Awards and the Stock Unit Awards are subject to the Susquehanna Bancshares, Inc. Recoupment Policy with respect to Incentive Awards. The Recoupment Policy allows Susquehanna to recoup or “clawback” certain incentive compensation paid to the named executive officers in the event that a recoupment event as determined by the Compensation Committee has occurred. The Recoupment Policy gives the Compensation Committee broad authority to interpret and construe the policy and its application to incentive awards. The full text of the Recoupment Policy is attached as Exhibit 10.22 to Susquehanna’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Discretionary Cash Awards to Named Executive Officers

The Cash Awards made to the NEOs are set forth below:

Name	Cash Incentive Award
William J. Reuter, Chairman and Chief Executive Officer	$250,000
Gregory A. Duncan, Executive Vice President and Chief Operating Officer	$100,000
Drew K. Hostetter, Executive Vice President and Chief Financial Officer	$100,000
Michael M. Quick Executive Vice President and Chief Corporate Credit Officer	$100,000

The Cash Awards to the NEOs will vest in three installments and be paid within thirty (30) days of the applicable vesting date. Fifty percent (50%) of the Awards will vest on June 19, 2012. The remaining fifty percent (50%) of the Cash Awards will vest twenty five (25%) on the first and second anniversaries of June 19, 2012; provided, that, (i) the NEOs continue to be employed by, or provide service to, Susquehanna through the applicable anniversary date, and (ii) the Company Profit Trigger (as defined below) is achieved.

For purposes of the portion of the Cash Awards subject to the Company Profit Trigger, except for certain accelerated vesting events described below, the Awards will only vest on the first and second anniversaries of June 19, 2012 if Susquehanna generates enough net income (determined in accordance with GAAP) to cover normal quarterly dividends of Susquehanna (excluding any special dividends) as determined by the Committee in its sole discretion for the calendar year prior to the calendar year in which the vesting date occurs (the “Company Profit Trigger”). For purposes of the portion of the Cash Awards subject to the Company Profit Trigger, the normal quarterly dividend rate for the applicable calendar year is equal to four times the dividend rate for the highest quarter of the calendar year prior to the calendar year in which the vesting date occurs, excluding any special dividends in all instances. If the Company Profit Trigger is not achieved for the portion of the Cash Awards subject to vesting on June 19, 2013 and June 19, 2014 the portion of the Cash Awards subject to such vesting date will be forfeited.

If the NEOs cease to be employed by, or provide service to, Susquehanna prior to the applicable payment date of the Cash Awards due to death, disability (within the meaning of section 22(e)(3) of the Code) or on account of an early or normal retirement (as defined by the Susquehanna Cash Balance Pension Plan), the remaining amount of the Cash Awards not paid (and not previously forfeited as a result of the Company Profit Trigger not being met) will be paid in full within thirty (30) days of the NEOs’ termination of employment or service, without regard to whether the Company Profit Trigger is achieved.

Awards of Restricted Stock Units to Named Executive Officers

The Stock Unit Awards granted to the NEOs are made pursuant to Susquehanna’s Amended and Restated 2005 Equity Incentive Plan (the “Plan”). The number of units underlying each Stock Unit Award granted on June 19, 2012 to the NEOs pursuant to the Plan is set forth below:

Name	Number of Units Underlying Stock Unit Awards
William J. Reuter, Chairman and Chief Executive Officer	35,000
Gregory A. Duncan, Executive Vice President and Chief Operating Officer	25,000
Drew K. Hostetter, Executive Vice President and Chief Financial Officer	25,000
Michael M. Quick Executive Vice President and Chief Corporate Credit Officer	25,000

The terms of the Stock Unit Awards are set forth in a restricted stock unit grant agreement (the “Restricted Stock Unit Agreement”) between Susquehanna and the NEOs. Under the Restricted Stock Unit Agreement, one third (1/3rd) of the Stock Unit Awards vest on December 31, 2012, December 31, 2013 and December 31, 2014; provided that (i) the NEOs continue to be employed by, or provide service to, Susquehanna through the applicable anniversary date, and (ii) the Company Profit Trigger (as defined below) is achieved.

For purposes of the Restricted Stock Unit Agreement, except for certain accelerated vesting provisions described below, the Stock Unit Awards will only vest on the vesting date if Susquehanna generates enough net income (determined in accordance with GAAP) to cover normal quarterly dividends of Susquehanna (excluding any special dividends) as determined by the Committee in its sole discretion for the calendar year in which the vesting date occurs (the “Company Profit Trigger”). For purposes of the Stock Unit Awards, the normal quarterly dividend rate for the applicable calendar year is equal to four times the dividend rate for the highest quarter of the calendar year in which the vesting date occurs, excluding any special dividends in all instances. If the Company Profit Trigger is not achieved for the applicable vesting date, the portion of the Stock Unit Awards subject to vesting on the vesting date will be cancelled.

If the NEOs cease to be employed by, or provide service to, Susquehanna on account of early or normal retirement (as defined by the Susquehanna Cash Balance Pension Plan) prior to the Stock Unit Awards becoming fully vested, the Stock Unit Awards that have not yet vested (other than any Stock Unit Awards that did not vest and were cancelled because the Company Profit Trigger was not achieved) will continue to vest on each applicable vesting date, provided that the Company Profit Trigger is achieved for the vesting date.

The Stock Unit Awards will be subject to accelerated vesting on the first to occur of the following dates, provided that the NEOs continue to be employed by, or provide service to, Susquehanna through the applicable date: (i) the NEOs’ death; (ii) the NEOs’ Disability (as defined in the Plan); or (iii) the effective date of a Change of Control (as defined in the Plan). Upon vesting of these Stock Unit Awards, shares generally will be issued within 30 days of the applicable vesting date, subject to applicable tax withholding requirements.

The Form of Restricted Stock Unit Agreement is attached as an Exhibit to this report and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Lisa Cavage
Lisa M. Cavage
Senior Vice President,
Corporate Secretary and Counsel

Dated: June 22, 2012

Exhibit Index

Exhibit Number	Description

10.1	Restricted Stock Unit Award Agreement